SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.



                               January 14, 1998
               Date of Report (Date of earliest event reported)


                           TUFCO INTERNATION, INC.
            (Exact name of Registrant as specified in its charter)


              Nevada             33-10984-LA            95-4071623
              State of        Commission File No.      IRS Employer
            Incorporation                            Identification No.


                                 Pioneer Loan
                                Gentry, AR 72734
                   (Address of principal executive offices)

                                  (501) 736-2201
                        (Registrant's telephone number)


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Item 1.  Change of Control

      On January 14, 1998, the ESOP purchased 297,745.6 shares from Donald Cox and Lucille Cox for a total price of $70,000.

      On January 31, 1997, Tufco International, Inc. (the "Company") formed an Employee Stock Ownership Plan ("ESOP"). On January 14, 1998, the ESOP entered into Option Agreements with several shareholders of the Company("Selling Shareholders") wherein the Selling Shareholders granted the ESOP options to purchase their shares of the Company's common stock. At January 14, 1998, there were 6,965,800 shares of the Company's common stock issued and outstanding. The transactions between the ESOP and the Selling Shareholders are described below:

Donald Cox and Lucille Cox

      On January 14, 1998, Donald Cox and Lucille Cox, the joint owners of 3,999,760.4 shares of the Company's common stock, granted the ESOP an option (the "Option") to purchase all of such share (the "Option Shares"). Th ESOP paid $30,000 for the Option. The Option is exercisable in 15 annual Options each of which provides that 266,650.7 Option Shares may be purchase for the amount of $62,689.58. The total principal purchase price for all 3,999,760.4 Option Shares is $970,343.70, which includes the $30,000 paid for the Option. Interest accrues on the principal amount of the unexercised Options at the rate of 10% per annum. The first annual exercise date is not later than January 13, 1999

      The certificates for all of the Option Shares have been deposited in escrow and are held by a trustee of the ESOP. The ESOP has the right to vote the Option Shares during the Option Period.

Russell Cox

      On January 14, 1998, Russell Cox, the owners of 677,604 shares of the Company's common stock, granted the ESOP an option (the "Option") to purchase all of such share (the "Option Shares"). Th ESOP paid $7,500 for the Option. The Option is exercisable in 15 annual Options each of which provides that 45,173.6 Option Shares may be purchase for the amount of $10,120.32. The total principal purchase price for all Option Shares is $159,304.80, which includes the $7,500 paid for the Option. Interest accrues on the principal amount of the unexercised Options at the rate of 10% per annum. The first annual exercise date is not later than January 13, 1999

      The certificates for all of the Option Shares have been deposited in escrow and are held by a trustee of the ESOP. The ESOP has the right to vote the Option Shares during the Option Period.


Employment Agreements

      The Company has also entered into employment agreements with Russell Cox and Donald Cox.


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                                   SIGNATURE

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Tufco International, Inc.
Date: April 14, 1998

                                    By: /s/ Brent Mills
                                          Brent Mills
                                          Chief Financial Officer



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